SCHNITZER STEEL INDUSTRIES, INC.
2001 RESTATED VOTING TRUST AND BUY-SELL AGREEMENT

             THIS 2001 RESTATED VOTING TRUST AND BUY–SELL AGREEMENT (this "Restated Agreement") is entered into as of the 26th day of March, 2001, among SCHNITZER STEEL INDUSTRIES, INC., an Oregon corporation (the "Company"), CAROL S. LEWIS, DORI SCHNITZER, GARY SCHNITZER AND RITA S. PHILIP (the "Trustees"), and the undersigned beneficial owners of Class B Common Stock of the Company.

RECITALS

             A.         The Company, the Trustees and the beneficial owners of substantially all of the outstanding Class B Common Stock of the Company (the "Shareholders") are parties to the Schnitzer Steel Industries, Inc. Voting Trust and Buy-Sell Agreement dated as of March 31, 1991, as previously amended by the First Amendment dated July 15, 1991 and the Second Amendment dated November 30, 1996 (the "Original Agreement").  Pursuant to the Original Agreement, the Shareholders have deposited shares of Class B Common Stock of the Company ("Shares") owned by them with the Trustees and have agreed to certain restrictions on the disposition of their Shares.

             B.          The original 10-year term of Section 1 of the Original Agreement, and the Voting Trust established thereby, will expire on March 31, 2001.  The parties now desire to amend and restate the Original Agreement to extend the Voting Trust for an additional term of ten years from the date of this Restated Agreement and to make certain other changes.

             C.          Section 3.10 of the Original Agreement provides that the Original Agreement may be amended with the approval of each Family Group (as defined in Section 3.3 thereof and hereof), and that approval of a Family Group shall require the written consent of the holders of voting trust certificates representing two-thirds of the shares of Class B Common Stock held by the Trustees for members of that Family Group.  However, Section 60.254 of the Oregon Revised Statutes provides that an extension of the term of a voting trust is binding only against persons who sign the extension.  Accordingly, this Restated Agreement will become effective once it is signed by the beneficial owners of two-thirds of the Class B Common Stock held by the Trustees for each of the Family Groups, but the extension of the Voting Trust will not be binding on any Shareholder who does not sign this Restated Agreement, and after March 31, 2001 the Shares held by those Shareholders will be distributed from the Voting Trust.

             D.         Under the terms of the Original Agreement, the Buy-Sell provisions of Section 2 of the Original Agreement continue to apply to Shares that are distributed from the Voting Trust on termination of Section 1 of the Original Agreement.  Accordingly, Section 2 of this Restated Agreement will continue to apply to any Shareholder who does not sign this Restated Agreement and therefore receives a distribution of Shares from the Voting Trust.

             NOW, THEREFORE, it is mutually agreed as follows:

SECTION 1.  VOTING TRUST

             1.1        Amendment and Restatement of Original Agreement; Extension.

                           (a)         This Restated Agreement shall amend, restate, supersede and replace the Original Agreement.  The Voting Trust created by the Original Agreement shall continue and be extended for a term of ten years from the date of this Restated Agreement and, except as expressly provided herein, the Shares shall continue to be held by the Trustees in accordance with the terms of this Restated Agreement.

                           (b)        The foregoing extension shall not apply to any Shareholder who does not sign this Restated Agreement.  Promptly after March 31, 2001, all Shares beneficially owned by Shareholders who have not signed this Restated Agreement shall be distributed to such Shareholders against surrender of the related voting trust certificates, and for all purposes of this Restated Agreement, the provisions of Section 1 of this Restated Agreement shall be deemed to have terminated with respect to such Shareholders and any Shares so distributed.

             1.2        Voting Trust Certificates.  The interests of the Shareholders in the Shares held by the Trustees under this Restated Agreement shall be represented by voting trust certificates issued by the Trustees.  Voting trust certificates shall be in such form as may be approved by the Trustees and may be signed by any Trustee.

             1.3        Term of Section 1 of This Restated Agreement.  The provisions of Section 1 of this Restated Agreement shall be effective for a term of ten years from the date of this Restated Agreement, unless terminated prior thereto with the approval of all four Family Groups.  For this purpose, the approval of a Family Group shall require the written consent of holders of voting trust certificates representing two-thirds of the Shares held by the Trustees for the members of that Family Group.

             1.4        Termination.  Upon the termination of the provisions of Section 1 of this Restated Agreement, the holders of the voting trust certificates shall have no further rights under the provisions of Section 1 of this Restated Agreement other than to receive certificates for the Shares or other property distributable under the terms hereof upon the surrender of such voting trust certificates.  At that time, each holder of a voting trust certificate shall endorse and deliver the same to the Trustees.  The Trustees shall, upon receipt of each voting trust certificate, duly endorsed by the holder thereof, cause to be delivered to the registered holder of each voting trust certificate a certificate for the number of Shares of the Company represented by the voting trust certificate surrendered by that holder; provided, however, the Trustees' liability hereunder to each holder of a voting trust certificate shall be fully discharged upon the delivery to the Company of certificates representing the number of Shares of the Company to be issued to that holder, with instructions to issue and deliver such Shares to the holder.  The Trustees shall not be required to take any further action hereunder.

             1.5        Distributions.  Except as otherwise permitted under Section 1.15, the Trustees shall pay to the holders of voting trust certificates, proportionately to the number of Shares represented by each certificate, all cash dividends received by the Trustees in respect of the Shares held by the Trustees.  If any dividend or other distribution in respect of such Shares is paid, in whole or in part, in shares of Class B Common Stock of the Company, the Trustees shall likewise hold, subject to the terms of this Restated Agreement, the certificates for the shares of Class B Common Stock which are received on account of that dividend or distribution, which shall thereafter be considered "Shares" under this Restated Agreement, and the holder of each voting trust certificate representing Shares on which such dividend or distribution has been paid shall be entitled to receive a voting trust certificate issued under this Restated Agreement for his or her proportionate number of Shares received by the Trustees.  Except as otherwise permitted under Section 1.15, if the Company shall distribute to the Trustees, in respect of Shares held by the Trustees, any property, except cash or shares of Class B Common Stock of the Company, the Trustees shall transfer and convey said property, in kind, to the holders of voting trust certificates, proportionately to the number of Shares represented by each certificate.

             1.6        Holders.  The holders of voting trust certificates shall, initially, be the Shareholders executing this Restated Agreement.  If any transfer of voting trust certificates is made by any of the Shareholders, the transferee shall have no rights until his, her or its name and address have been registered in the voting trust certificate registry to be maintained by the Trustees.

             1.7        Dissolution of the Company.  If the Company is dissolved during the term of Section 1 of this Restated Agreement, the assets distributed to the Trustees upon such dissolution shall be distributed, in kind, to the holders of voting trust certificates proportionately to the number of Shares represented by each certificate.

             1.8        Meetings.  There shall be a meeting of the holders of voting trust certificates no less often than annually.  The Trustees, in their discretion, may call additional meetings of the holders of voting trust certificates at any time and for any purpose which they deem advisable.  A Trustee may call a meeting of the Family Group of which the Trustee is a member at any time and for any purpose which the Trustee deems advisable.  The Trustees or a Trustee shall give each of the appropriate holders of voting trust certificates written or oral notice of the time and place of each meeting not less than five days before the date of the meeting.  A meeting of the holders of voting trust certificates may be called, at any time, by holders of voting trust certificates representing at least twenty-five percent of the Shares represented by all voting trust certificates issued pursuant to this Restated Agreement.  A meeting of a Family Group may be called, at any time, by holders of voting trust certificates representing twenty-five percent of the Shares represented by all voting trust certificates held by the Family Group.  Written notice of any meeting called by holders of voting trust certificates shall be given to appropriate holders of voting trust certificates and to the Trustees or the appropriate Trustee not less than thirty days before the date of the meeting.  A voting trust certificate holder may appoint any other person as proxy to vote on behalf of the holder at any meeting by signing a proxy form and delivering it to the Trustees.

             1.9        Powers of the Trustees.  The Trustees shall collectively have the power to exercise, in person or by their nominees or proxies, all rights and powers of the owners of the Shares of the Company deposited with them hereunder, including the right to vote thereon, to take part in or consent to any corporate action of any kind whatsoever, and to grant proxies, all without any restrictions except those provided in this Section 1.9.  Notwithstanding the Trustees' power to vote the Shares, before any Trustee can participate in any decision under Section 1.10 to approve any of the following actions, the Trustee shall obtain the approval of holders of voting trust certificates representing a majority of the Shares represented by all of the voting trust certificates owned by the Family Group of which the Trustee is a member:

                           (a)         The merger or consolidation of the Company with any other corporation;

                           (b)        The sale of all or substantially all of the assets of the Company, and any other sale of assets by the Company for which the consent of the Company's shareholders is required or requested;

                           (c)         The reorganization of the Company, if the Company's shareholders are required or requested to approve the reorganization;

                           (d)        Any partial liquidation or dissolutio n of the Company, if the Company's shareholders are required or requested to approve the partial liquidation or dissolution; or

                           (e)         The dissolution of the Company.

As to any other matter, each Trustee shall have full discretion to vote on behalf of the Trustee's Family Group in meetings of the Trustees under Section 1.10.  Without limitation on the power of a Trustee, the power to vote in meetings of the Trustees shall include the right to vote with respect to the election of directors, including himself or herself.  A Trustee may act as an officer and director of the Company in which capacity he or she shall be entitled to reasonable compensation for services rendered on behalf of the Company.  No Trustee shall be personally liable to the Shareholders for any action taken by the Trustee in good faith or by reason of any error of law or any matter or thing done or omitted under this Restated Agreement except in the case of his or her fraudulent conduct.  Notwithstanding the foregoing provisions, the Trustees shall not have the power to sell, encumber or otherwise transfer Shares or any other property subject to this Restated Agreement other than to distribute the Shares or other securities to the holders of the corresponding voting trust certificates to the extent permitted by this Restated Agreement.

             1.10      Procedure for Exercise of Trustees' Powers.  Prior to any meeting of all or any class of shareholders of the Company at which a vote is to be taken and at which holders of the Class B Common Stock of the Company may vote, the Trustees shall meet to determine how the Trustees shall, collectively, vote the Shares subject to this Restated Agreement.  A similar meeting shall be held before the Trustees take any other discretionary action with respect to the Shares.  For purposes of determining how the Trustees shall collectively vote or take any other action with respect to the Shares subject to this Restated Agreement, each Trustee shall have a number of votes equal to the number of Shares represented by voting trust certificates held by members of his or her Family Group and any decision of the Trustees shall require the approval of Trustees with a number of votes equal to 52.5 percent or more of the Shares represented by voting trust certificates outstanding under this Restated Agreement.

             1.11      Removal of a Trustee.  A Trustee may be removed, at any time, by agreement of the holders of voting trust certificates representing a majority of the Shares represented by all of the voting trust certificates of the Family Group of which the Trustee is a member.

             1.12      Successor Trustee.  In the event of the death, removal, resignation or disability of a Trustee, his or her successor shall be chosen by the holders of voting trust certificates representing a majority of the Shares represented by all of the voting trust certificates of the Family Group of which the Trustee is a member.  The rights, powers and privileges of a Trustee named herein shall be held, possessed and exercised by any successor trustee.

             1.13      Additional Shares.  If any of the Shareholders hereafter acquires any additional shares of the Class B Common Stock of the Company, all of those Shares shall be subject to the terms of this Restated Agreement and shall be considered "Shares" under this Restated Agreement.  The Shareholder acquiring such Shares shall promptly deposit the certificates representing the Shares, duly endorsed, with the Trustees, subject to the terms of this Restated Agreement, and the Trustees shall issue additional voting trust certificates in exchange for those Shares.  The failure of any of the Shareholders to comply with the provisions of this Section 1.13 shall not preclude the Trustees from exercising all of the rights and powers with respect to the newly acquired Shares that the Trustees are authorized to exercise with respect to the Shares issued in the name of the Trustees pursuant to this Restated Agreement.

             1.14      Conflict of Interest.  Any Trustee may, in his or her individual capacity, deal with the Shareholders, the Voting Trust, and the Company for his or her personal profit.  The Trustees shall not be responsible to the holders of the voting trust certificates for any profit earned by them by reason of any such transaction or agreement or for any loss sustained by any of the holders of voting trust certificates or the Company by reason of any such transaction or agreement.

             1.15      Compensation and Reimbursement of the Trustees.  The Trustees shall serve without compensation, but shall be reimbursed for all costs and expenses, including attorneys' and accountants' fees, which any Trustee deems proper for carrying out the purposes of this Restated Agreement.  Reimbursable attorneys' fees shall include, but not be limited to, fees and costs of litigation in both trial and appellate courts.  Any such costs and expenses incurred by and due to any Trustee may be deducted from dividends or other moneys or property received by the Trustees or, at the option of the Trustees, shall be billed to and paid by the holders of voting trust certificates proportionately to the number of Shares represented by each certificate.

             1.16      Delegation of Powers.  A Trustee may delegate any part or all of the Trustee's powers to another Trustee to the extent specified in an instrument signed by the delegating Trustee and delivered to the other Trustee.

SECTION 2.  BUY-SELL AGREEMENT

             As used in this Restated Agreement, the term "transfer" means any sale, exchange, gift, bequest, hypothecation, pledge or any other disposition of voting trust certificates or Shares, whether voluntary or by operation of law, that would change the legal or beneficial ownership of the Company.  A "transfer" includes, without limitation, any transaction that creates a form of joint ownership in the voting trust certificates or Shares between the transferor and one or more persons (whether or not that other person is the spouse of the transferor) or any transaction that creates or grants an option, warrant or right to obtain an interest in the voting trust certificates or Shares.

             2.1        Permitted Family Transfers.  Except as permitted by this Section 2.1 or as provided in Section 2.3 or 2.4, no Shareholder may transfer any voting trust certificates issued pursuant to this Restated Agreement or any Shares that may be received on termination of Section 1 of this Restated Agreement or otherwise.  A Shareholder may transfer voting trust certificates or Shares to or for the benefit of any person who is a member of the Shareholder's Family Group; provided, however, that a transfer by a Shareholder to a trust shall be permitted only if beneficiaries of the trust who are entitled to substantially all of the beneficial interest in the trust are persons who are members of the Shareholder's Family Group or organizations described in Section 501(c)(3) of the Internal Revenue Code of 1986; and provided further, however, that a transfer by a Shareholder to a corporation shall be permitted only if (i) all of the outstanding shares of the transferee corporation are owned by the Shareholder and other members of the Shareholder's Family Group, and (ii) no shares of the transferee corporation can legally be transferred to any person who is not a member of the Shareholder's Family Group. In the event of any transfer pursuant to this Section 2.1, the transferee shall receive and hold the voting trust certificates or Shares subject to the terms and conditions of this Restated Agreement and the obligations of the transferor hereunder, and any further transfers of such voting trust certificates or Shares by the transferee shall only be in accordance with the terms and subject to the provisions of this Restated Agreement.  Any transfer in violation of this Restated Agreement shall be void.

             2.2        Conversion.  Subject to the provisions of Section 2.3, a holder of a voting trust certificate (the "Converting Holder") may direct the Trustees to convert some or all of the Shares represented by the voting trust certificate into shares of the Class A Common Stock of the Company or such other stock as may be issuable upon conversion of the Shares.  Upon such direction, the Converting Holder shall surrender the voting trust certificate to the Trustees.  The Trustees shall effect the conversion and shall distribute to the Converting Holder the shares of Class A Common Stock or other stock received in the conversion and shall, if the Converting Holder has converted less than all of the Shares represented by the surrendered voting trust certificate, issue to the Converting Holder a new voting trust certificate representing the number of Shares formerly represented by the surrendered voting trust certificate that were not converted.

             2.3        Restrictions on Conversion.  No Shareholder may direct the Trustees to convert Shares under Section 2.2 and, after the distribution of Shares from the Voting Trust, no Shareholder may convert Shares into shares of Class A Common Stock or any other stock without first complying with this Section 2.3; provided, however, that compliance with the requirements to give notice to Family Group Members under subsection 2.3(a) and to grant Family Group Members an option to purchase the Shares under subsection 2.3(b) may be waived in writing by the Trustee of the Family Group of which the Shareholder desiring to convert Shares is a member, except that, if a Trustee desires to convert Shares, the waiver must come from the oldest competent member of the Trustee's Family Group other than the Trustee; and provided further, however, that compliance with the requirements to give notice to Other Family Group Members under subsection 2.3(a) and to grant Other Family Group Members an option to purchase the Shares under subsection 2.3(c) may be waived in writing by the Trustees of the other three Family Groups.  Any such waivers shall be binding on all other parties to this Restated Agreement.  Such waivers may be requested and given at any time prior to the actual conversion of the Shares, subject to such limitations as may be imposed by the Trustees in their discretion in granting such waivers.  Unless otherwise determined by the Trustees in granting a waiver, any Shares covered by a waiver granted by all four Trustees shall immediately upon the grant of the waiver cease to be considered "Shares" for all purposes of this Section 2.3 and the third sentence of Section 3.10 even though such Shares have not yet been converted into Class A Common Stock; provided, however, that upon any transfer pursuant to Section 2.1 of any shares of Class B Common Stock previously covered by such a waiver, those shares shall once again be considered Shares for all purposes of this Restated Agreement.

             Until the final termination of Section 1 of this Restated Agreement, the Trustees selected by holders of voting trust certificates as provided in Sections 1.11 and 1.12 shall also serve as the Trustees for purposes of the preceding sentences of this Section 2.3, and holders of Shares distributed from the Voting Trust shall have no right to vote or consent with respect to the election or removal of the Trustees.  After the termination of Section 1 of this Restated Agreement, the Trustees at the time of such termination shall continue to serve as Trustees for purposes of this Section 2.3 and Sections 1.11 and 1.12 shall continue to apply to the removal and replacement of such Trustees, except that removal or replacement of a Trustee shall require the written consent of holders of Shares representing a majority of the aggregate number of Shares beneficially owned by members of the Family Group of which the Trustee is a member.

                           (a)         The Shareholder desiring to convert Shares (the "Offering Shareholder") shall give notice in accordance with Section 3.1 (the "Offer Notice") to the Company, to the other Shareholders who are members of the Offering Shareholder's Family Group (the "Family Group Members"), and to all Shareholders who are not members of the Offering Shareholder's Family Group (the "Other Family Group Members") specifying the number of Shares the Offering Shareholder desires to convert (the "Offered Shares") and that the notice is given pursuant to this Section 2.3; provided, however, that the Offer Notice need not be provided to any Shareholder that does not then hold any Shares.  The Offering Shareholder may specify in the Offer Notice that payment for any of the Offered Shares purchased pursuant to this Section 2.3 must be in the form of an equal number of shares of Class A Common Stock.  The Offer Notice delivered to the Company must be accompanied by the voting trust certificate(s) or stock certificate(s) representing the Offered Shares unless such certificate(s) are already in the Company's possession.

                           (b)        Each Family Group Member shall have the option to purchase up to the percentage of the Offered Shares equal to the percentage of the total number of Shares held by or for the benefit of all the Family Group Members other than the Offering Shareholder which are held by or for the benefit of the particular Family Group Member.  To exercise this option, a Family Group Member shall, within the 10-day period commencing on the effective date of the Offer Notice (the "Acceptance Period"), give notice in accordance with Section 3.1 (an "Acceptance Notice") to the Company (which shall notify the Offering Shareholder), specifying the number of Offered Shares to be purchased and, if desired, the number of additional Offered Shares the Family Group Member will purchase if other Family Group Members do not exercise their options.  A Family Group Member may specify in the Acceptance Notice that payment for any of the Offered Shares purchased pursuant to the Acceptance Notice will be in the form of an equal number of shares of Class A Common Stock.  To the extent Family Group Members do not exercise their options, the remaining Offered Shares shall be allocated among the Family Group Members who requested additional shares in their Acceptance Notices based on their respective percentage ownership of Shares.

                           (c)         If Family Group Members do not exercise their options to purchase all of the Offered Shares, the number of Offered Shares that were not purchased by Family Group Members (the "Remaining Shares") may be purchased by Other Family Group Members.  Each Other Family Group Member shall have the option to purchase up to the percentage of the Remaining Shares equal to the percentage of the total number of Shares held by or for the benefit of all Other Family Group Members which are held by or for the benefit of the particular Other Family Group Member.  To exercise this option, an Other Family Group Member shall, within the Acceptance Period, give notice in accordance with Section 3.1 (an "Acceptance Notice") to the Company (which shall notify the Offering Shareholder), specifying the number of Remaining Shares to be purchased and, if desired, the number of additional Remaining Shares the Other Family Group Member will purchase if not all Other Family Group Members exercise their options.  An Other Family Group Member may specify in the Acceptance Notice that payment for any of the Offered Shares purchased pursuant to the Acceptance Notice will be in the form of an equal number of shares of Class A Common Stock.  Other Family Group Members will not receive any notice as to whether or not there are any Remaining Shares available to them pursuant to any particular Offer Notice, and therefore will not know when they respond to an Offer Notice whether they will be able to purchase any of the Offered Shares offered thereby.  To the extent Other Family Group Members do not exercise their options, the unallocated Remaining Shares shall be allocated among the Other Family Group Members who requested additional shares in their Acceptance Notices based on their respective percentage ownership of Shares.

                           (d)        An Acceptance Notice shall be irrevocable and shall contractually obligate the Shareholder who gives such Acceptance Notice (the "Accepting Shareholder") to purchase the number of Offered Shares the Accepting Shareholder is entitled to purchase under the Acceptance Notice and this Agreement.  As soon as practicable following the expiration of the Acceptance Period, the Company shall determine the number of Offered Shares each Accepting Shareholder is obligated to purchase and shall so notify the Offering Shareholder and each Accepting Shareholder.

                           (e)         Any purchase of Offered Shares for cash under this Section 2.3 shall be closed within 7 days after the expiration of the Acceptance Period.  The cash purchase price paid by any Accepting Shareholder for Offered Shares shall be the closing sale price of the Class A Common Stock of the Company as reported in the Wall Street Journal for the effective date of the Offer Notice or the effective date of the Acceptance Notice given by the Accepting Shareholder, whichever is greater.

                           (f)         If either the Offering Shareholder or an Accepting Shareholder specifies that payment for any of the Offered Shares purchased pursuant to this Section 2.3 will be in the form of an equal number of shares of Class A Common Stock, the Acceptance Notice must be accompanied by documentation reasonably satisfactory to the Company to permit the Company to effect the transfer from the Accepting Shareholder to the Offering Shareholder of the maximum number of shares of Class A Common Stock deliverable pursuant to the Acceptance Notice.  Such documentation may consist of (i) stock certificate(s) representing the required number of shares of Class A Common Stock together with executed blank stock power(s), (ii) executed instructions to the broker or other nominee holding the required number of shares of Class A Common Stock for the account of the Accepting Shareholder instructing the broker or nominee to transfer up to the required number of shares of Class A Common Stock into the name of the Offering Shareholder at the direction of the Company, or (iii) any other similar documentation satisfactory to the Company.  If payment for any Offered Shares is to be made in Class A Common Stock, the Company shall cause the Class A Common Stock to be transferred to the Offering Shareholder, and the Company (and the Trustees, if applicable) shall cause the Offered Shares to be transferred to the Accepting Shareholder, as soon as practicable after the expiration of the Acceptance Period.

                           (g)        As soon as practicable after the expiration of the Acceptance Period, the Company (and the Trustees, if applicable) will cause any Offered Shares not purchased pursuant to this Section 2.3 to be converted into Class A Common Stock and distributed to the Offering Shareholder.  Offered Shares that are converted to Class A Common Stock shall no longer be subject to the restrictions of this Restated Agreement.

                           (h)        Prior to the termination of Section 1 of this Agreement, references in this Section 2.3 and in Section 2.4 to Shares shall be deemed to refer to (i) the voting trust certificates representing the Shares held by Shareholders whose Shares are subject to Section 1 of this Agreement ("Voting Trust Participants"), and (ii) the Shares held directly by Shareholders whose Shares are not subject to Section 1 of this Agreement ("Nonparticipants").  If Offered Shares are purchased by a Voting Trust Participant from a Nonparticipant pursuant to this Section 2.3, the Offered Shares shall be deposited with the Trustees and shall be subject to Section 1 of this Agreement, and the Voting Trust Participant shall receive a voting trust certificate representing such Shares.  If Offered Shares are purchased by a Nonparticipant from a Voting Trust Participant pursuant to this Section 2.3, the Offered Shares shall be released from the Voting Trust by the Trustees and shall no longer be subject to Section 1 of this Agreement, and the Nonparticipant shall receive a stock certificate representing such Shares.

                           (i)          The Company shall not be liable to any Shareholder for any losses related to changes in the market value of the Class A Common Stock, which losses may have resulted from any action, inaction or delayed action of the Company or its employees or agents in performing any of the tasks to be performed by the Company under this Section 2.3.

                           (j)          At any time after a Offer Notice is given, the Company, by action of its Board of Directors or President, may terminate, or modify in a manner deemed appropriate, the pending offer of Offered Shares pursuant to that Offer Notice if (i) on the date of the Offer Notice or at any time during the pendency of the offer, there was material information regarding the Company that had not been publicly disclosed and that, if disclosed, the Company believes would have an impact on the market price for the Class A Common Stock, or (ii) the Company otherwise believes that termination of the pending offer would be in the best interests of the Company.

             2.4        Conversion of Shares for Purposes of Charitable Donations.  A Shareholder may convert any number of Shares into Class A Common Stock without complying with the provisions of Section 2.3; provided, the Class A Common Stock received in the conversion is immediately thereafter transferred to an organization which is exempt from taxation under Section 501(c)(3) of the Internal Revenue Code of 1986; provided further, that no such conversion will be permitted under this Section 2.4 if, following the conversion, the remaining number of outstanding shares of Class B Common Stock would be less than twenty-five percent of the sum of the number of outstanding shares of Class B Common Stock and Class A Common Stock.

             2.5        Restriction in Restated Articles.  The Shareholders expressly acknowledge the following restriction on the transfer of Shares contained in the Restated Articles of Incorporation of the Company:

             "No holder of Class B Common Stock may sell, assign, pledge, or in any manner transfer any shares of Class B Common Stock, or any right or interest in any shares of Class B Common Stock, whether voluntarily or by operation of law, or by gift, bequest or otherwise, except for a transfer to Manuel Schnitzer, Mildred Schnitzer, Gilbert Schnitzer or Leonard Schnitzer, any spouse, descendant or spouse of a descendant of any of them, any conservator or personal representative of the estate of any of the foregoing Schnitzer family members, any trust of which beneficiaries who are entitled to substantially all of the beneficial interest are Schnitzer family members described above or organizations described in Section 501(c)(3) of the Internal Revenue Code of 1986, or any corporation which has no shareholders other than one or more of the foregoing Schnitzer family members.  For purposes of determining descendants, an adopted child shall be treated as if he or she were a natural child.  Any sale or transfer, or purported sale or transfer, of Class B Common Stock, or any right or interest in Class B Common Stock, to any person or entity other than those specified in this section shall be null and void.  The certificates representing shares of Class B Common Stock shall bear the following legend:

             'The shares represented by this certificate may not be sold, pledged or transferred in any other manner, including by gift, bequest or operation of law, to any person other than certain Schnitzer family members and related parties as specified in the Restated Articles of Incorporation of the Corporation.'

             "The provisions of this subsection may not be amended, altered, changed or repealed in any respect, nor may any provision be adopted which is inconsistent with this subsection, unless the action is approved by the holders of a majority of the outstanding shares of Class B Common Stock and Class A Common Stock, each voting separately as a class."

SECTION 3.   GENERAL PROVISIONS

             3.1        Notices.  Any notice to or communication with any of the Shareholders shall be deemed to be sufficiently given and shall be effective upon personal delivery, including by means of fax or e-mail, or when deposited in the United States mail, postage prepaid, addressed to the Shareholder at his, her or its address, fax number or e-mail address appearing in the books and records of the Company; provided, however, that notice by e-mail to any Shareholder shall not be effective if the Shareholder gives notice to the Company in accordance with this Section 3.1 that the Shareholder is not willing to accept notice for this purpose by e-mail.  Any notice or communication to the Company shall be sufficiently given and shall be effective when delivered, including by means of fax or e-mail, or mailed, postage prepaid, to the Company at the following address, fax number or e-mail address:  Attention: Secretary, 3200 NW Yeon Avenue, Portland, Oregon 97210, fax number (503) 299-2277, e-mail address idavidson@schn.com; provided, however, that any notice of exercise of an option under Section 2.3 shall not be effective until received by the Company.  Any notice or communication to the Trustees or any Trustee hereunder shall be sufficiently given and shall be effective upon personal delivery, including by means of fax or e-mail, or when mailed, postage prepaid, to the Trustees or Trustee c/o the Company at the address, fax number or e-mail address set forth in the preceding sentence.  The Company may change its address, fax number or e-mail address for notice at any time upon 10 days' advance notice to the Shareholders and Trustees given in accordance with this Section 3.1.  Any other party may change its address, fax number or e-mail address for notice at any time upon 10 days' advance notice to the Company given in accordance with this Section 3.1.

             3.2        Benefit.  This Restated Agreement shall be binding upon and inure to the benefit of each of the parties who sign the same, his, her or its heirs, personal representatives, successors and assigns.

             3.3        Definition of "Shareholder" and "Family Group."  The term "Shareholder" means not only the persons who signed the Original Agreement or this Restated Agreement as the Shareholders, but also all persons who, from time to time, own the voting trust certificates issued pursuant to Section 1 of this Restated Agreement or acquire Shares in compliance with Section 2.1.  For purposes of this Restated Agreement, the term "Family Group" shall refer to the respective families of Manuel Schnitzer, Morris Schnitzer, Gilbert Schnitzer and Leonard Schnitzer (the "Brothers"), as set forth on the respective signature pages of this Restated Agreement, together with any spouse, descendant, or spouse or former spouse of a descendant of any of the Brothers, in all cases including any conservator or personal representative for the estate of any such Family Group member and any trust or corporation to which voting trust certificates Shares may be transferred under Section 2.1; provided that for purposes of determining descendants, an adopted child shall be treated as if he or she were a natural child.

             3.4        Additional Shares.  If any of the Shareholders hereafter acquires any additional shares of the Class B Common Stock of the Company, all of those Shares shall be subject to the terms of this Restated Agreement and shall be considered "Shares" under this Restated Agreement.

             3.5        Construction.  This Restated Agreement is made in and shall be construed in accordance with the laws of the State of Oregon.  Each pronoun used in this Restated Agreement includes the masculine, feminine, neuter, singular and plural, as required by the context in which used.

             3.6        Paragraph Captions.  The paragraph captions are for the convenience of the parties and shall not affect the meaning or interpretation of this Restated Agreement.

             3.7        Counterparts.  This Restated Agreement may be executed in one or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute only one legal instrument.

             3.8        Legend.

                           (a)         All certificates representing shares of Class B Common Stock of the Company subject to the Original Agreement, and all voting trust certificates issued under the Original Agreement, were endorsed, and may continue to be endorsed, as follows:

             "None of the shares of stock represented by this certificate may be transferred, no interest in all or any of those shares (whether as an owner, creditor or otherwise) may be created, and no right to acquire all or any of those shares may be obtained, except in compliance with the terms of a Voting Trust and Buy-Sell Agreement dated March 31, 1991 among Schnitzer Steel Industries, Inc., the trustees of the voting trust and the voting trust certificate holders.  A copy of that agreement is on file in the office of the secretary of the corporation.  Any interest created in any of the shares represented by this certificate in violation of the terms of that agreement shall be null and void.  That agreement is automatically binding upon any person who acquires an interest in the certificate."

                           (b)        All new certificates representing shares of Class B Common Stock of the Company subject to this Restated Agreement issued after the date of this Restated Agreement, and all voting trust certificates issued after the date of this Restated Agreement, shall be endorsed as follows:

             "None of the shares of stock represented by this certificate may be transferred, no interest in all or any of those shares (whether as an owner, creditor or otherwise) may be created, and no right to acquire all or any of those shares may be obtained, except in compliance with the terms of a 2001 Restated Voting Trust and Buy–Sell Agreement dated March 26, 2001 among Schnitzer Steel Industries, Inc., the trustees of the voting trust and the voting trust certificate holders, as that agreement may be amended from time to time.  A copy of that agreement is on file in the office of the secretary of the corporation.  Any interest created in any of the shares represented by this certificate in violation of the terms of that agreement shall be null and void.  That agreement is automatically binding upon any person who acquires an interest in the certificate."

             3.9        Deposit of Agreement.  A duly executed counterpart of this Restated Agreement shall be deposited with the Company at its registered office.

             3.10      Modification, Amendment or Termination.  This Restated Agreement may be modified, amended or terminated only with the approval of all four Family Groups.  The approval of a Family Group for the purpose of modifying, amending or terminating Section 1 of this Restated Agreement shall require the written consent of holders of voting trust certificates representing two-thirds of the Shares held by the Trustees for the members of that Family Group.  The approval of a Family Group for the purpose of modifying, amending or terminating Section 2 of this Restated Agreement shall require the written consent of holders of voting trust certificates and/or direct holders of Shares representing two-thirds of the aggregate number of Shares beneficially owned by members of that Family Group both in and out of the Voting Trust.  The approval of a Family Group for the purpose of modifying, amending or terminating Section 3 of this Restated Agreement shall require the written consent of holders sufficient to approve amendments to both Section 1 and Section 2 of this Restated Agreement as set forth in the two preceding sentences.

             IN WITNESS WHEREOF, the parties have executed this Restated Agreement as of the day and year first above written.

THE COMPANY

SCHNITZER STEEL INDUSTRIES, INC.

By

THE TRUSTEES

MANUEL SCHNITZER FAMILY GROUP

/s/ Carol S. Lewis Carol S. Lewis

MORRIS SCHNITZER FAMILY GROUP

/s/Dori Schnitzer Dori Schnitzer

GILBERT SCHNITZER FAMILY GROUP

/s/ Gary Schnitzer Gary Schnitzer

LEONARD SCHNITZER FAMILY GROUP

/s/ Rita S. Philip Rita S. Philip

SCHNITZER STEEL INDUSTRIES, INC.
2001 RESTATED VOTING TRUST AND BUY-SELL AGREEMENT

MANUEL SCHNITZER FAMILY GROUP—SHAREHOLDER SIGNATURE PAGE

MANUEL SCHNITZER, TRUSTEE U/A/D FEBRUARY 8, 1989, WITH MANUEL SCHNITZER

/s/ Manuel Schnitzer Manuel Schnitzer, as Trustee

EDITH SCHNITZER, QTIP TRUST U/A/D FEBRUARY 8, 1989

/s/ Manuel Schnitzer Manuel Schnitzer, as Trustee

CAROL S. LEWIS, TRUSTEE U/A/D JANUARY 11, 1999 WITH CAROL S. LEWIS

/s/ Carol S. Lewis Carol S. Lewis, as Trustee

Scott Lewis

Scott Lewis, as Custodian under the Oregon Uniform Transfers to Minors Act, F/B/O Zachary Lewis

Scott Lewis, as Custodian under the Oregon Uniform Transfers to Minors Act, F/B/O Elliot Lewis

EMANUEL ROSE, TRUSTEE OF THE LEWIS CHILDREN TRUST 001 U/T/A 12/31/96

/s/ Emanuel Rose Emanuel Rose, as Trustee

Laurence Lewis

/s/ Kathleen Lewis Kathleen Lewis

/s/ Marilyn S. Easly Marilyn S. Easly

/s/ David S. Easly David S. Easly

/s/ Danielle Easly Nye Danielle Easly Nye

DANIELLE EASLY NYE, FAMILY TRUSTEE, AND DAVID S. EASLY, INDEPENDENT TRUSTEE, U/A/D DECEMBER 27, 1999 F/B/O VIVIAN E. NYE

/s/ Danielle Easly Nye	/s/ David S. Easly
Danielle Easly Nye, as Family Trustee	David S. Easly, as Independent Trustee

/s/ Sean M. Easly Sean M. Easly

SCHNITZER STEEL INDUSTRIES, INC.
2001 RESTATED VOTING TRUST AND BUY-SELL AGREEMENT

MORRIS SCHNITZER FAMILY GROUP—SHAREHOLDER SIGNATURE PAGE

DORI SCHNITZER, TRUSTEE, TRUST A U/W/O MORRIS SCHNITZER, DATED MARCH 12, 1980, F/B/O MILDRED SCHNITZER

/s/ Dori Schnitzer Dori Schnitzer, as Trustee

JEAN S. REYNOLDS, SUSAN SCHNITZER AND DORI SCHNITZER, TRUSTEES U/A/D APRIL 17, 1989, WITH MILDRED SCHNITZER

/s/ Jean S,. Reynolds	/s/ Susan Schnitzer
Jean S. Reynolds, as Trustee	Susan Schnitzer, as Trustee

/s/ Dori Schnitzer Dori Schnitzer, as Trustee

JEAN S. REYNOLDS AND DORI SCHNITZER, TRUSTEES U/A WITH JEAN S. REYNOLDS DATED NOVEMBER 30, 1992

/s/ Jean S. Reynolds	/s/ Dori Schnitzer
Jean S. Reynolds, as Trustee	Dori Schnitzer, as Trustee

/s/ Samantha Paige Davis Samantha Paige Davis

JEAN S. REYNOLDS, TRUSTEE, TRUST B U/W/O MORRIS SCHNITZER, DATED MARCH 12, 1980, F/B/O SAMANTHA PAIGE DAVIS

/s/ Jean S. Reynolds Jean S. Reynolds, as Trustee

/s/ Alan Scott Davis Alan Scott Davis
JEAN S. REYNOLDS, TRUSTEE, TRUST B U/W/O MORRIS SCHNITZER, DATED MARCH 12, 1980, F/B/O ALAN SCOTT DAVIS

/s/ Jean S. Reynolds Jean S. Reynolds, as Trustee

/s/ N. Dickson Davis N. Dickson Davis

/s/ Dori Schnitzer Dori Schnitzer

DANE M. BROWN IRREVOCABLE TRUST, SUSAN SCHNITZER, TRUSTEE U/A/D APRIL 10, 1995

/s/ Susan Schnitzer Susan Schnitzer, as Trustee

FORD NOBLE BROWN IRREVOCABLE
TRUST, SUSAN SCHNITZER, TRUSTEE
U/A/D DECEMBER 27, 1999

/s/ Susan Schnitzer Susan Schnitzer, as Trustee

/s/Susan Schnitzer Susan Schnitzer

/s/ Susan Schnitzer Susan Schnitzer, as Custodian under the Oregon Uniform Transfers to Minors Act, F/B/O Matthew S. Goodman

/s/ Susan Schnitzer Susan Schnitzer, as Custodian under the Oregon Uniform Transfers to Minors Act, F/B/O Whitney M. Goodman

/s/ Susan Schnitzer Susan Schnitzer, as Custodian under the Oregon Uniform Transfers to Minors Act, F/B/O Stephen S. Goodman

DORI SCHNITZER, TRUSTEE OF SCHNITZER TRUST 2-3-2 DATED DECEMBER 27, 1991, F/B/O MATTHEW S. GOODMAN

/s/ Dori Schnitzer Dori Schnitzer, as Trustee

DORI SCHNITZER, TRUSTEE OF
SCHNITZER TRUST 2-3-3 DATED
DECEMBER 27, 1991, F/B/O
WHITNEY M. GOODMAN

/s/ Dori Schnitzer Dori Schnitzer, as Trustee

DORI SCHNITZER, TRUSTEE OF
SCHNITZER TRUST 2-3-4 DATED
DECEMBER 27, 1991, F/B/O
STEPHEN S. GOODMAN

/s/ Dori Schnitzer Dori Schnitzer, as Trustee

SCHNITZER STEEL INDUSTRIES, INC.
2001 RESTATED VOTING TRUST AND BUY-SELL AGREEMENT

GILBERT SCHNITZER FAMILY GROUP—SHAREHOLDER SIGNATURE PAGE

GILBERT SCHNITZER AND THELMA S. SCHNITZER, TRUSTEES U/A/D FEBRUARY 7, 1989, WITH GILBERT SCHNITZER

/s/ Gilbert Schnitzer Gilbert Schnitzer, as Trustee	/s/ Thelma S. Schnitzer Thelma S. Schnitzer, as Trustee

THELMA S. SCHNITZER AND GILBERT SCHNITZER, TRUSTEES U/A/D FEBRUARY 7, 1989, WITH THELMA S. SCHNITZER

/s/ Thelma S. Schnitzer Thelma S. Schnitzer, as Trustee	/s/ Gilbert Schnitzer Gilbert Schnitzer, as Trustee

/s/ Gary Schnitzer Gary Schnitzer

Gregory Schnitzer

GARY SCHNITZER, TRUSTEE U/A/D JANUARY 2, 1974, F/B/O GREGORY SCHNITZER

/s/ Gary Schnitzer Gary Schnitzer, as Trustee

GARY SCHNITZER, TRUSTEE U/A/D DECEMBER 12, 1986, F/B/O GREGORY SCHNITZER

/s/ Gary Schnitzer Gary Schnitzer, as Trustee

DEBORAH S. NOVACK AND KENNETH M. NOVACK, TRUSTEES U/A/D 7/31/91, FBO DEBORAH S. NOVACK

/s/ Deborah S. Novack Deborah S. Novack, as Trustee	/s/ Kenneth M. Novack Kenneth M. Novack, as Trustee

KENNETH M. NOVACK AND DEBORAH S. NOVACK, TRUSTEES U/A/D 7/31/91, FBO KENNETH M. NOVACK

/s/ Kenneth M. Novack Kenneth M. Novack, as Trustee	/s/ Deborah S. Novack Deborah S. Novack, as Trustee

1997 MELANIE NOVACK TRUST, DATED 8/17/97, DEBORAH S. NOVACK AND KENNETH M. NOVACK, COLLECTIVELY AS TRUSTEES

/s/ Deborah S. Novack Deborah S. Novack, as Trustee	/s/ Kenneth M. Novack Kenneth M. Novack, as Trustee

1997 KEVIN NOVACK TRUST, DATED 8/17/97, DEBORAH S. NOVACK AND KENNETH M. NOVACK, COLLECTIVELY AS TRUSTEES

/s/ Deborah S. Novack Deborah S. Novack, as Trustee	/s/ Kenneth M. Novack Kenneth M. Novack, as Trustee

SCHNITZER STEEL INDUSTRIES, INC.
2001 RESTATED VOTING TRUST AND BUY-SELL AGREEMENT

LEONARD SCHNITZER FAMILY GROUP—SHAREHOLDER SIGNATURE PAGE

LEONARD SCHNITZER AND LOIS T. SCHNITZER, TRUSTEES U/A/D MAY 3, 1989, WITH LEONARD SCHNITZER

/s/ Leonard Schnitzer Leonard Schnitzer, as Trustee	/s/ Lois T. Schnitzer Lois T. Schnitzer, as Trustee

LOIS T. SCHNITZER AND LEONARD SCHNITZER, TRUSTEES (together as tenant in common) U/A/D MAY 3, 1989, WITH LOIS T. SCHNITZER

/s/ Lois T. Schnitzer Lois T. Schnitzer, as Trustee	/s/ Leonard Schnitzer Leonard Schnitzer, as Trustee

RITA S. PHILIP AND ROBERT W. PHILIP, AS CO-TRUSTEES UNDER TRUST AGREEMENT WITH RITA S. PHILIP DATED 4/21/93

/s/ Rita S. Philip Rita S. Philip, as Co-Trustee	/s/ Robert W. Philip Robert W. Philip, as Co-Trustee

/s/ Michele Babette Philip Michele Babette Philip

RITA S. PHILIP, FAMILY TRUSTEE, AND JILL SCHNITZER EDELSON, INDEPENDENT TRUSTEE, U/A/D DECEMBER 22, 1994, F/B/O MICHELE BABETTE PHILIP

/s/ Rita S. Philip Rita S. Philip, as Family Trustee	/s/ Jill Schnitzer Edelson Jill Schnitzer Edelson, as Independent Trustee

RITA S. PHILIP, FAMILY TRUSTEE, AND JILL SCHNITZER EDELSON, INDEPENDENT TRUSTEE, U/A/D DECEMBER 22, 1994, F/B/O JOSHUA HENRY PHILIP

/s/ Rita S. Philip Rita S. Philip, as Family Trustee	/s/ Jill Schnitzer Edelson Jill Schnitzer Edelson, as Independent Trustee

/s/ Gayle S. Romain Gayle S. Romain

/s/ Laura H. Rosencrantz Laura H. Rosencrantz

GAYLE S. ROMAIN, FAMILY TRUSTEE, AND MARDI S. SCHNITZER, INDEPENDENT TRUSTEE, U/A/D DECEMBER 22, 1994, F/B/O LAURA H. ROSENCRANTZ

/s/ Gayle S. Romain Gayle S. Romain, as Family Trustee	/s/ Mardi S. Schnitzer Mardi S. Schnitzer, as Independent Trustee

/s/ Bryan L. Rosencrantz Bryan L. Rosencrantz

GAYLE S. ROMAIN, FAMILY TRUSTEE, AND MARDI S. SCHNITZER, INDEPENDENT TRUSTEE, U/A/D DECEMBER 22, 1994, F/B/O BRYAN L. ROSENCRANTZ

/s/ Gayle S. Romain Gayle S. Romain, as Family Trustee	/s/ Mardi S. Schnitzer Mardi S. Schnitzer, as Independent Trustee

/s/ Sandra Lee Schnitzer Sandra Lee Schnitzer

MARDI S. SCHNITZER FAMILY TRUST
U/A/D 9/17/97, MARDI S. SCHNITZER
AND LEONARD E. SCHNITZER,
COLLECTIVELY AS TRUSTEE
/s/ Mardi S. Schnitzer Mardi S. Schnitzer, as Trustee	/s/ Leonard E. Schnitzer Leonard E. Schnitzer, as Trustee

MARDI S. SCHNITZER, FAMILY TRUSTEE, AND RITA S. PHILIP AND GAYLE S. ROMAIN, INDEPENDENT TRUSTEES, U/A/D DECEMBER 22, 1994, F/B/O DAVID R. LIPPMAN

/s/ Mardi S. Schnitzer Mardi S. Schnitzer, as Family Trustee	/s/ Rita S. Philip Rita S. Philip, as Independent Trustee

/s/ Gayle S. Romain Gayle S. Romain, as Independent Trustee

MARDI S. SCHNITZER, FAMILY TRUSTEE, AND RITA S. PHILIP AND GAYLE S. ROMAIN, INDEPENDENT TRUSTEES, U/A/D DECEMBER 22, 1994, F/B/O MARC A. LIPPMAN

/s/ Mardi S. Schnitzer Mardi S. Schnitzer, as Family Trustee	/s/ Rita S. Philip Rita S. Philip, as Independent Trustee

/s/ Gayle S. Romain Gayle S. Romain, as Independent Trustee

JILL SCHNITZER EDELSON AND RICHARD H. EDELSON, TRUSTEES, U/A/D 2/22/95, F/B/O JILL SCHNITZER EDELSON

/s/ Jill Schnitzer Edelson Jill Schnitzer Edelson, as Trustee	/s/ Richard H. Edelson Richard H. Edelson, as Trustee

JILL SCHNITZER EDELSON, FAMILY TRUSTEE, AND DINA S. MEIER, INDEPENDENT TRUSTEE, U/A/D DECEMBER 22, 1994, F/B/O BROOKE DANIELLE EDELSON

/s/ Jill Schnitzer Edelson Jill Schnitzer Edelson, as Family Trustee	/s/ Dina S. Meier Dina S. Meier, as Independent Trustee

JILL SCHNITZER EDELSON, FAMILY TRUSTEE, AND DINA S. MEIER, INDEPENDENT TRUSTEE, U/A/D DECEMBER 22, 1994, F/B/O LAUREN RACHELLE EDELSON

/s/ Jill Schnitzer Edelson Jill Schnitzer Edelson, as Family Trustee	/s/ Dina S. Meier Dina S. Meier, as Independent Trustee

JILL SCHNITZER EDELSON, FAMILY TRUSTEE, AND DINA S. MEIER, INDEPENDENT TRUSTEE, U/A/D NOVEMBER 3, 1997, F/B/O BRENDAN ZANE EDELSON

/s/ Jill Schnitzer Edelson Jill Schnitzer Edelson, as Family Trustee	/s/ Dina S. Meier Dina S. Meier, as Independent Trustee

DINA S. MEIER REVOCABLE TRUST U/A/D 8/19/94, LEONARD E. SCHNITZER, GAYLE S. ROMAIN AND DINA S. MEIER, COLLECTIVELY AS TRUSTEE

/s/ Leonard E. Schnitzer Leonard E. Schnitzer, as Trustee	/s/ Gayle S. Romain Gayle S. Romain, as Trustee

/s/ Dina S. Meier Dina S. Meier, as Trustee

DINA S. MEIER, FAMILY TRUSTEE, AND JILL SCHNITZER EDELSON, INDEPENDENT TRUSTEE, U/A/D OCTOBER 29, 1999, F/B/O LUCIE HANNAH MEIER

/s/ Dina S. Meier Dina S. Meier, as Family Trustee	/s/ Jill Schnitzer Edelson Jill Schnitzer Edelson, as Independent Trustee